QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

INTERNET BRANDS, INC.

INDEMNIFICATION AGREEMENT

        THIS AGREEMENT is entered into, effective as of [                        ], 2007 by and between Internet Brands, Inc., a Delaware corporation (the "Company"), and [                        ] ("Indemnitee"), effective as of the date that the registration statement on Form S-1 related to the initial public offering of the Company's Class A common stock is declared effective by the United States Securities and Exchange Commission.

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

        WHEREAS, Indemnitee is a director and/or officer of the Company;

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

        WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws") of the Company require the Company to indemnify and advance expenses to its directors and officers, to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company's Certificate of Incorporation and Bylaws; and

        WHEREAS, in recognition of Indemnitee's need for (i) substantial protection against personal liability based on Indemnitee's reliance on the aforesaid Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company) and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

        NOW, THEREFORE, in consideration of the above premises and of Indemnitee agreeing to serve or continuing to serve the Company and/or an Affiliate (as defined below) of the Company directly as a director and/or officer or, at the request of the Company or such Affiliate, as a director and/or officer of another enterprise, and intending to be legally bound hereby, the parties agree as follows:

        1.     Certain Definitions:

          (a)   "Affiliate" shall mean any corporation or other person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, including, without limitation, with respect to the Company or any direct or indirect subsidiary of the Company.

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and other than any person holding shares of the Company on the date that the Company first registers under the Securities Act of 1933, as amended, or any transferee of such individual if such transferee is a spouse or lineal descendant of the transferee or a trust for the benefit of the individual, his or her spouse or lineal descendants) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or the voting securities of such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

          (d)   "Expenses" shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and all other costs, appeal bonds, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, judgments, fines, penalties, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of Indemnitee's actual or deemed receipt of any payments under this Agreement and all other costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party, provided, that the rate of compensation and estimated time involved is approved by the Board, which approval shall not be unreasonably withheld, or if following a Change in Control, the Independent Counsel as provided below), actually and reasonably or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

          (e)   "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director and/or officer of the Company or an Affiliate of the Company, or is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or was a director, officer, employee, trustee, agent or fiduciary of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent or fiduciary or in any other capacity while serving as a director, officer, employee, trustee, agent or fiduciary of the Company or an Affiliate of the Company, as described above.

          (f)    "Independent Counsel" shall mean legal counsel who (i) has not performed services for the Company or the Indemnitee, other than in connection with indemnification matters, within the last five years, (ii) is selected by Indemnitee, and (iii) is approved by the Company (which approval shall not be unreasonably withheld or delayed).

          (g)   "Proceeding" shall be broadly and reasonably construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual or threatened or completed proceeding (including any and all appeals), whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature.

          (h)   "Reviewing Party" shall mean the person or body appointed in accordance with Section 3.

          (i)    "Voting Securities" shall mean any securities of the Company, the holders of which may vote in the election of directors.

        2.     Agreement to Indemnify.

          (a)   General Agreement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company's Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors or applicable law.

          (b)   Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5 or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel, acting as the Reviewing Party, has approved its initiation.

          (c)   Expense Advances. If so requested by Indemnitee, the Company shall advance (within thirty (30) days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or 2(f).

          (d)   Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including through dismissal with or without prejudice, in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue, matter or claim therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, Indemnitee shall be considered to have been wholly successful with respect to an action, suit or Proceeding if such action, suit or Proceeding is disposed of, on the merits or otherwise (including through a dismissal with or without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful.

          (e)   Partial Indemnification. Without limiting the foregoing and for purposes of clarification only, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

          (f)    Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which a final judgment is rendered against Indemnitee, or Indemnitee enters into a settlement, in each case (i) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws; (ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (iii) for which payment is prohibited by applicable law. Notwithstanding anything to the contrary stated or implied in this Section 2(f), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

        3.     Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board, or any other person or body appointed by the Board, who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; provided, that, if all members of the Board are parties to the particular Proceeding with respect to which Indemnitee is seeking indemnification, the Independent Counsel shall become the Reviewing Party. Following a Change in Control, the Independent Counsel shall serve as the Reviewing Party. If the Independent Counsel is acting as the Reviewing Party, such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

        4.     Indemnification Process and Appeal.

          (a)   Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, but in no event later than thirty (30) days after such demand, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law. Indemnitee shall cooperate with the Reviewing Party making a determination with respect to Indemnitee's entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.

          (b)   Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the states of California or Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The Company shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

          (c)   Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, an Affiliate, or another enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company, an Affiliate, or another enterprise in the course of their duties, or on the advice of legal counsel for the Company, an Affiliate, or another enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company, an Affiliate, or another enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board, an Affiliate, or another enterprise. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company, an Affiliate or another enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

        5.     Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for: (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or (ii) recovery under directors' and officers' liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined by a court of competent jurisdiction in a final, non-appealable judgment to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

        6.     Notification and Defense of Proceeding.

          (a)   Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(b).

          (b)   Defense; Settlement of Claims. In the event the Company shall be obligated under Section 2 above to pay the expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) the Reviewing Party shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (C) after a Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel acting as the Reviewing Party, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel, acting as the Reviewing Party, has approved the settlement. The Company may, without the consent of Indemnitee, settle any Claim for which it is obligated to provide indemnity under Section 2(a) above, and Indemnitee shall take all actions required to cooperate in effecting such settlement, provided, however, that the Company shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or if there is a determination of a conflict of interest under (ii)(A) above or in the circumstances in (ii)(C) or (ii)(D) above.

        7.     Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation, Bylaws, applicable law or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company's Certificate of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

        8.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        9.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

        10.   Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

        11.   Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to enforce such rights, unless an insurer is entitled to be subrogated to such rights.

        12.   No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

        13.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

        14.   Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

        15.   Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

        16.   Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements, including any prior agreement with respect to the subject matter hereof, of the Company and the Indemnitee with respect to the subject matter hereof.

        17.   Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without giving effect to the principles of conflicts of laws.

        18.   Notices. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses:

        If to the Company:

    Internet Brands, Inc.
    Attn: Chief Executive Officer
    909 North Sepulveda Boulevard, 11th Floor
    Suite 200
    El Segundo, California
    Facsimile: (310) [      -          ]

        If to Indemnitee

    [                        ]
    [                        ]
    [                        ]
    Facsimile: [                        ]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery.

        19.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        20.   Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

INTERNET BRANDS, INC. a Delaware corporation

By:
Name: Title:
INDEMNITEE

By:
Name

QuickLinks

  Exhibit 10.12
INTERNET BRANDS, INC. INDEMNIFICATION AGREEMENT